UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2003

Commission File Number:  000-25939

THE KELLER MANUFACTURING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Indiana		35-0435090
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

701 N. Water Street, Corydon, Indiana		47112
(Address of principal executive offices)		(Zip Code)

(812) 738-2222
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosures.

        On September 9, 2003, The Keller Manufacturing Company, Inc. (the “Company”) issued a joint press release with the YMCA of Harrison County (the “YMCA”) and the Friends of Harrison County Youth (the “FHCY”) announcing that the Company has contacted the YMCA and the FHCY about buying Keller Sports Park, the 44 acre space in Corydon, Indiana where a baseball and soccer complex in currently under construction. The YMCA and the FHCY have leased the property from the Company in the past. Details of the transaction have not been determined, but the purchase price and terms of the transaction should be finalized in the near future.

        This press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

         The following exhibits are filed as a part of this report:

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits

                    99.1    Press release dated September 9, 2003.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2003	The Keller Manufacturing Company, Inc. By: /s/ David T. Richardson David T. Richardson Chief Financial Officer